EXHIBIT 3.1


                            AMENDED
                   ARTICLES OF INCORPORATION
                              OF
              INDIANAPOLIS POWER & LIGHT COMPANY
                     Dated April 20, 1979

                         As Amended By
                     ARTICLES OF AMENDMENT
                     Dated April 17, 1991

                         As Amended By
                     ARTICLES OF AMENDMENT
                     Dated October 9, 1997

                         As Amended By
                     ARTICLES OF AMEMDMENT
                     Dated January 8, 1998


                            AMENDED
                   ARTICLES OF INCORPORATION
                              OF
              INDIANAPOLIS POWER & LIGHT COMPANY



     The undersigned officers of INDIANAPOLIS POWER & LIGHT COMPANY (hereinafter referred to as the "Company"), existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating certain amendments of its Amended Articles of Incorporation by the adoption of new Amended Articles of Incorporation to supersede and take the place of its heretofore existing Amended Articles of Incorporation approved and filed in accordance with the Act on April 23, 1976, certifying the following facts:


                         SUBDIVISION A
                        AMENDED ARTICLES

                  1.  Text of Amended Articles


     The exact text of the entire Amended Articles of Incorporation of the Company (hereinafter referred to as the "Amended Articles"), now is as follows:



                            AMENDED
                  ARTICLES OF INCORPORATION*
                              OF
              INDIANAPOLIS POWER & LIGHT COMPANY

                           ARTICLE 1
                             Name

     The name of the Company is INDIANAPOLIS POWER & LIGHT
COMPANY.

                           ARTICLE 2
                      Purposes and Powers

     Section 1. Purposes. The purposes for which the Company is formed are as follows:

      (a) General. To generate, produce, transmit, distribute, purchase and sell, furnish and supply, or otherwise dispose of, as a public utility or otherwise, to the public or to any city, town or community within or without the State of Indiana, for public or private use, electricity, heat, light, steam, steam heat, hot water, power, and any other commodities or services now or hereafter furnished or supplied by public utilities, for compensation; to construct, purchase, lease or otherwise acquire, hold, own, operate, manage or control, either alone or in conjunction with others, any plant, property, equipment or facilities of any kind, character and description whatsoever and wheresoever located, used and useful or to be used and useful for or in connection with the foregoing purposes; and to conduct, engage in and carry on any manufacturing, merchandising and mercantile business, and any other business whatsoever, not prohibited by law.

     (b) Ancillary Purposes. To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes specified in subsection (a) of this Section; to render services and to engage in allied and incidental lines of business in connection therewith, and to do all other things not forbidden by the Act, ** by other law, or by these Amended Articles.

     Section 2.  Powers.  The Company, subject to any
limitations or restrictions imposed by the Act, other law or by these Amended Articles, shall have the following general rights, privileges and powers:

     (a) Personal Property. To acquire (by purchase, exchange, lease, hire or otherwise), hold, own, operate, manage, control, use, lease, mortgage, pledge, give as security, sell, convey, exchange or otherwise deal in and dispose of, either alone or in conjunction with others, personal property, tangible or intangible, and commodities of every kind, character and description whatsoever and any interests therein.

* Herein referred to as "Amended Articles".

** As used herein, refers to The Indiana General Corporation
Act, as amended.

     (b) Real Estate. To acquire (by purchase, exchange, lease, hire or otherwise), hold, own, operate, manage, control, use, lease, mortgage, sell, convey, exchange or otherwise deal in and dispose of, either alone or in conjunction with others, real estate of every kind, character and description whatsoever and wheresoever located, and any interests therein, and any improvements thereon or appurtenances thereto.

     (c) Eminent Domain. To have and enjoy the right of eminent domain to the full extent provided by law, and in the exercise of such power to take, acquire, condemn and appropriate lands, and any interests therein, including, without limitation, easements, rights-of-way, grants, concessions, and any other property or rights, for its corporate purposes, together with all accommodations and privileges necessary to accomplish the use or uses for which the same are taken, all in the manner and upon the conditions prescribed by the laws of the state or states in which such power of eminent domain may be exercised from time to time by the Company.

     (d) Permits and Concessions. To acquire (by grant, purchase, lease or otherwise) franchises, permits, licenses, certificates of convenience and necessity, certificates of authority, concessions, grants, rights, privileges and other authorizations, of every kind and nature; to hold, own, use, develop, operate under, lease, mortgage, pledge, sell, convey, exchange or otherwise deal with and dispose of the same to the extent permitted by law.

     (e) Acquisition of Assets, Properties, Plants, Business, and Good Will. To acquire (by purchase, exchange, lease, hire or otherwise) so far as may be permitted by law, either alone or in conjunction with others, all or any part of the assets, properties, plants, business, or good will of any person, firm, association, partnership, corporation, or other entities, either domestic or foreign; to pay for the same in cash, shares of capital stock, or obligations of the Company or otherwise; to assume in connection therewith any liabilities of any such transferor; and to hold, own, operate, manage, control, use, develop, and to lease, mortgage, sell, convey, exchange or otherwise deal in and dispose of, the whole, or any part, of the assets, properties, plants, business or good will so acquired.

     (f) Securities. To purchase, take, receive, subscribe for, or otherwise acquire, guarantee, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise deal in and dispose of, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships, individuals, or other entities, for whatever purpose or purposes organized or operating, including direct or indirect obligations or other securities of the United States of America or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

     (g) Partnership Arrangements. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, or cooperative association or partnership with any one or more domestic or foreign corporations, associations, partnerships, individuals or other entities, and to enter into any general or limited partnership.

     (h) Agency. To act as agent of or representative for any one or more domestic or foreign corporations, associations, partnerships, individuals, or other entities.

     (i) To Raise Funds. To borrow or raise monies from time to time, without limit as to amount; to execute, accept, endorse, and deliver, as evidence of such borrowing, all kinds of securities, including, but without limiting the generality thereof, promissory notes, drafts, bills of exchange, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness; and to secure the payment and performance of the obligations thereunder by mortgage on, pledge of, or other security interest in the whole or any part of the assets, properties, plants, business, franchises and other operating rights, or good will of the Company, whether at the time owned or thereafter acquired.

     (j) To Loan and Invest Funds. To lend money for its corporate purposes, invest and reinvest its funds from time to time, and take and hold any property as security for the payment of funds so loaned or invested; and to lend money to its employees, but to make no advancement on account of services to be performed in the future or any loan of money or property to any officer or director of the Company.

     (k) Contracts. To enter into, perform, terminate and rescind contracts and other agreements.

     (l) Guaranties. To make any guaranty respecting the shares, dividends, securities, indebtedness, interest, contracts or other obligations created by any one or more domestic or foreign corporations, associations, partnerships, individuals, or other entities.

     (m) Dealing in Its Own Shares. To purchase, take, receive or otherwise acquire, hold, own, sell, pledge, transfer or otherwise dispose of its own shares; and purchases of its own shares may be made, directly or indirectly, out of its unreserved and unrestricted earned surplus, and, to the extent permitted by the Act, out of its capital surplus.

     (n) Donations. To make contributions out of the gross income of the Company to such entities, and for any one or more of such purposes, including the public welfare, or for charitable, scientific, or educational purposes, as the Board of Directors may reasonably believe will constitute such contributions deductions from such gross income in computing the net income of the Company subject to tax pursuant to the provisions of the Internal Revenue Code as amended from time to time.

     (o) Capacity to Act. To have the capacity to act possessed by natural persons, but the Company shall have authority to perform only such acts as are necessary, convenient or expedient to accomplish the purposes for which it is formed and such as are not repugnant to law.

     (p) Officers, Agents, and Employees. To elect officers, to appoint agents and to hire employees; to define their duties; to determine and fix their compensation; to establish and to pay for life, disability, hospitalization, surgical benefits and other insurance plans, pension plans, profit-sharing plans, stock bonus plans, stock option plans, thrift plans, and other incentive plans, for any or all of its directors, officers and employees.

     (q) Indemnification. To indemnify any director or officer, or former director or officer, of the Company, or any person who may serve at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, or against judgments, fines, penalties, court costs and attorney's fees, or reasonable amounts paid by him in settlement in connection with any such action, suit or proceeding, if he has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, or, in respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful; provided that no such director or officer shall be so indemnified in relation to matters as to which he shall be adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     The termination of any action, suit or proceeding by settlement, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the director or officer involved therein did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, or, in respect to any criminal action or proceeding, that he had reasonable cause to believe his conduct was unlawful.

     Any indemnification shall be made by the Company only as authorized in a specific case upon the determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this subsection (q). Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

     Any such indemnification of a director or officer shall not be deemed exclusive of any other rights to which he may be entitled as a matter of law or under any other provision of these Amended Articles, or any resolution, or other authorization heretofore or hereafter adopted, after notice, by a majority vote of all the voting shares of the Company then issued and outstanding.

     (r) Statutory Powers. To have and to exercise all the general rights, privileges and powers conferred by the laws of the State of Indiana upon corporations formed under the Act, and all amendments made thereto from time to time, and all applicable subsequent laws of the State of Indiana.

     (s) Ancillary Powers. To do all acts and things necessary, convenient or expedient to carry out the purposes for which the Company is organized.

     Section 3. Construction of Powers as Purposes. The powers enumerated in Section 2 of this Article shall be construed as purposes as well as powers, and the matters expressed in each clause thereof shall be in no wise limited by reference to, or inference from, the terms of any other clause, each of such clauses being regarded as creating independent powers and purposes. The enumeration of specific additional powers in the clauses of Section 2 shall not be construed as limiting or restricting in any manner either the meaning of general terms used in this Article or the scope of the powers of the Company created thereby; nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.

     Section 4. Carrying Out of Purposes and Exercise of Powers in Any Jurisdiction. The Company may carry out its purposes, conduct its business, and exercise its powers in any state, territory, district or possession of the United States of America, or in any foreign country, to the extent that such purposes and powers are not forbidden by the laws of such state, territory, district or possession of the United States of America, or by such foreign country; and, in the case of any state, territory, district or possession of the United States of America, or any foreign country, in which one or more of such purposes or powers are forbidden by law, the Company may limit the purpose or purposes which it proposes to carry on or the powers it proposes to exercise in such state, territory, district or possession of the United States of America, or foreign country, to such purpose or purposes or powers as are not forbidden by the law thereof in any application to do business in such state, territory, district or possession of the United States of America, or foreign country.

     Section 5. Limiting Provision. Nothing in these Amended Articles shall be construed to authorize the conduct by the Company of rural loan and savings associations, credit unions, a banking, railroad, insurance, surety, trust, safe deposit, mortgage guarantee, or building and loan business, or to authorize the Company to carry on the business of receiving deposits of money, bullion, or foreign coins, or issuing bills, notes or other evidences of debt for circulation as money.

                           ARTICLE 3
                       Term of Existence

     The period during which the Company shall continue is perpetual.

                           ARTICLE 4
              Principal Office and Resident Agent

     The post office address of the principal office of the Company is:

               25 Monument Circle,
               Indianapolis, Marion County, Indiana

and the name and post office address of its Resident Agent is:

               Marcus E. Woods
               25 Monument Circle,
               Indianapolis, Marion County, Indiana.

                           ARTICLE 5
                        Number of Shares

     The total number of shares which the Company shall have authority to issue is twenty-two million (22,000,000) shares, consisting of two million (2,000,000) shares of the par value of one hundred dollars ($100) per share, and twenty million (20,000,000) shares without par value.

        (Amended by Articles of Amendment, see page 19)


                           ARTICLE 6
                        Terms of Shares

     The designation of the different classes of shares, the number and the par value, if any, of the shares of each class, and a statement of the relative rights, preferences, limitations and restrictions of each class, including the authority of the Board of Directors with respect thereto, are as follows:

                      A.  Preferred Stock

     Section 1.  Designation of Class, Number and Par Value of
Shares. The two million (2,000,000) shares of the par value of $100 per share shall constitute a single class designated as the "Cumulative Preferred Stock" (herein referred to as the "Preferred Stock").

     Section 2. Preferred Stock Issuable in Series. The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. All shares of the Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as herein provided.

     Section 3. Authority of Board of Directors. In the resolution or resolutions providing for the issue of shares of each particular series of the Preferred Stock, the Board of Directors is hereby expressly authorized to fix and determine, so far as not inconsistent with the provisions of these Amended Articles, and to the full extent now or hereafter permitted by the laws of the State of Indiana in respect of the matters set forth in the following subparagraphs (a) to (f), inclusive:

     (a) Dividends.  The annual dividend rate for such series.

     (b) Redemption. The redemption price or prices per share of such series.

     (c) Liquidation. The amount per share which the shares of such series shall be entitled to receive in the event of a voluntary liquidation, dissolution, or winding up of the Company.

     (d) Sinking Fund. The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

     (e) Conversion. The rights, if any, of the holders of shares of such series to convert such shares into shares of Common Stock or other junior stock of the Company, with any provisions for the subsequent adjustment of such conversion rights.

     (f) Miscellaneous. The maximum number of shares of such series issuable.

     Section 4.  General Provisions Applicable to Preferred
Stock.  The following provisions shall apply to all the Preferred
Stock of the Company irrespective of series:

     (a) Dividends. The Preferred Stock of each series shall be entitled, in preference to the Common Stock, to receive dividends at, but not exceeding, the dividend rate fixed for such series and expressed in the certificates therefor, payable quarter-yearly, when and as declared by the Board of Directors, out of the surplus earnings or net profits or surplus paid in in cash of the Company, on the first days of January, April, July and October in each year. Such dividends shall be cumulative from and after the date of issue in the case of the first 100,000 shares of Preferred Stock issued by the Company, and, in the case of all additional shares of Preferred Stock issued, such dividends shall be cumulative from the quarterly dividend payment date on or next preceding the date on which they shall have been issued, except that, if so determined by the Board of Directors, another date may be fixed therefor.

     If, at the time of the issue of additional shares of Preferred Stock, dividends upon the shares of Preferred Stock at the time outstanding shall not then have been paid or declared and set apart for payment at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the beginning of the then current dividend period, no dividend shall be declared or paid on the additional shares of Preferred Stock issued at such date until all such dividends in arrears shall have been paid or declared and set apart for payment as aforesaid and none of the provisions hereof shall be deemed to prevent the declaration and payment of such dividends in arrears without a declaration or payment of dividends on the additional shares so issued.

     If at any time the payment of dividends to any particular holder of record of outstanding shares of Preferred Stock would require the payment of a sum which would include a fraction of a cent, then the Company may pay to such shareholder of record the next higher integral amount in cents.

     When dividends upon all shares of Preferred Stock then outstanding at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the end of the current dividend period shall have been paid or declared and set apart for payment, the Board of Directors in its discretion may declare dividends on the Common Stock of the Company out of the surplus earnings or net profits or surplus paid in in cash of the Company, and no holders of any shares of Preferred Stock, as such, shall be entitled to share therein.

     Unless dividends on all outstanding shares of Preferred Stock, at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the end of the current dividend period shall have been paid or declared and set apart for payment, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the Company.

     (b) Liquidation. Upon any voluntary liquidation, dissolution or winding up of the Company, the Preferred Stock of each series shall be entitled, before any distribution shall be made to the holders of the Common Stock, to be paid the full preferential amount fixed by the Board of Directors for such series as herein authorized, and, in the event of involuntary liquidation, dissolution or winding up of the Company, the Preferred Stock of each series shall be entitled to be paid the sum of $100 per share plus an amount which shall be equal to the dividends accrued and unpaid thereon; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably in all assets of the Company remaining after payment to the holders of the Preferred Stock of the full preferential amounts aforesaid. If upon such liquidation, dissolution or winding up of the Company, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed among the holders of the Preferred Stock, then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled.

     As used herein, the expression "dividends accrued or in arrears" means, in respect of each share of the Preferred Stock, an amount equal to simple interest upon the sum of $100 per share at the annual rate equal to the dividend rate fixed for such series from the date from which dividends thereon commenced to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore paid or declared and set apart for payment in respect thereof.

     Nothing in this subsection (b) shall be deemed to prevent the redemption of Preferred Stock in any manner permitted by the next succeeding subsection (c).

     A consolidation or merger of the Company with any other corporation or corporations shall not be regarded as a liquidation, dissolution or winding up of the Company within the meaning of this subsection (b), providing that such consolidation or merger does not materially impair the rights and preferences of the Preferred Stock.

     (c) Redemption. The Company, by action of its Board of Directors, may redeem the whole or any part of the Preferred Stock or of any series thereof, at any time or from time to time, at a price for each series thereof equal to the par value thereof, plus a premium of such additional amount per share, if any, as shall have been fixed as payable in case of redemption in respect of such series and expressed in the certificates therefor, together with the amount of all dividends accrued or in arrears thereon to the date fixed for redemption. At least thirty (30) days and not more than ninety (90) days prior to the date fixed for such redemption, notice of such redemption shall be mailed to the holders of record of the shares of the Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the Company.

     In case of the redemption of a part only of the Preferred Stock at the time outstanding, the Company shall select by lot, or in such other manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Preferred Stock shall be redeemed from time to time.

     If such notice of redemption shall have been duly given as hereinbefore provided and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, that the Company may, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice and, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, the City of New York, or of the State of Illinois, doing business in the City of Chicago, having capital, surplus and undivided profits aggregating at least $2,000,000, designated in such notice of redemption, and upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest.

     Nothing herein contained shall limit any legal right of the Company to purchase or otherwise acquire any shares of the Preferred Stock.

     (d) Limitation Upon Issue of Parity Preferred Stock or Merger or Consolidation. So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least a majority of the total number of shares of the Preferred Stock then outstanding;

               (i)  create or authority any class of
          stock ranking on a parity with the Preferred
          Stock, or create or authorize any obligation or security convertible into shares of stock of any such class; or

               (ii) merge or consolidate with or into
          any other corporation or corporations.

     (e) Limitation Upon Issue of Prior Preferred Stock or Amendment of Preferred Stock. So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of the Preferred Stock then outstanding:

               (i)  create or authorize any class of
          stock ranking prior to the Preferred Stock, or create or authorize any obligation or security convertible into shares of stock or any such class; or

               (ii) amend, alter, change or repeal any
          of the express terms of the Preferred Stock then outstanding in a manner prejudicial to the holder thereof.

     (f)  Net Income Limitation Upon Issue of Preferred Stock.
So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, issue any shares of Preferred Stock in addition to the first 100,000 shares of the Preferred Stock issued by the Company, unless the net income of the Company applicable to the payment of interest on the funded debt of the Company and the dividends on the Preferred Stock for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of Preferred Stock shall be issued, shall have been at least one and one-half times the aggregate of the interest on the funded debt of the Company for a twelve months' period and the dividend requirements for a twelve months' period upon the entire amount of the Preferred Stock then outstanding and such additional shares of the Preferred Stock proposed to be issued.

     (g) Limitation Upon Issue of Unsecured Indebtedness. So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred Stock then outstanding, issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Company or the redemption or other retirement of all outstanding shares of the Preferred Stock, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company and then outstanding (including the unsecured securities then to be issued or assumed) would exceed twenty per centum (20%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued by the Company, and then to be outstanding and (ii) the capital and surplus of the Company as then to be stated on the books of account of the Company.

                         B. Common Stock

     Section 1.  Designation of Class, Number and Par Value of
Shares. The twenty million (20,000,000) shares without par value shall constitute a single class designated as the "Common Stock"
(herein referred to as the "Common Stock").

     Section 2.  General Provisions Applicable to Common Stock.
The following provisions shall apply to all shares of the Common
Stock of the Company:

     (a) Preferences and Equality of Shares. The shares of the Common Stock shall not be entitled to any preferences and each share of Common Stock shall be equal to every other share of such stock in every respect.

     (b) Dividends. When dividends upon all shares of Preferred Stock then outstanding at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the end of the current dividend period shall have been paid or declared and set apart for payment, the Board of Directors in its discretion may declare dividends on the Common Stock of the Company out of the surplus earnings or net profits or surplus paid in in cash of the Company, and no holders of any shares of Preferred Stock, as such, shall be entitled to share therein.

     Unless dividends on all outstanding shares of Preferred Stock, at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the end of the current dividend period shall have been paid or declared and set apart for payment, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the Company.

     (c) Liquidation. Upon any liquidation, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably in all assets of the Company remaining after payment to the holders of the Preferred Stock of the full preferential amounts referred to in Article 6, A, Section 4, subsection (b).

                 C.   Preferred and Common Stock

     Section 1. Issue and Consideration for Shares. The authorized shares of the Company of any class may be issued, sold or otherwise disposed of by the Company for such amount of consideration, in whole or in part, either in cash, property, services or otherwise, whether less than, equal to, or in excess of the par value, if any, of such shares, and upon such other terms and conditions and to such persons, firms, corporations or other legal entities, as may be determined from time to time by the Board of Directors; and such shares, if Common Stock, may be issued as dividends on, or to effect a split-up or division of, the outstanding Common Stock of the Company, upon such terms and conditions as the Board of Directors may by resolution fix and determine, from time to time; and when so issued, sold or otherwise disposed of, and the consideration specified therefor has been received by the Company, such shares shall be deemed fully paid and non-assessable.

     Section 2. Registered Owners. To the extent permitted by law, the Company shall be entitled to treat the person in whose name any share is registered on the books of the Company as the owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company shall have notice thereof.

     Section 3. Preemptive Rights. No holder of any shares of the Company shall have any preemptive right to purchase or subscribe to any shares of any class of the Company, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into or exchangeable for shares of the Company, except such rights, if any, as the Board of Directors in its discretion may from time to time grant to such holder.

           (Amended by Articles of Amendment to add
                  Subdivision D, see page 19)

                            ARTICLE 7
                     Voting Rights of Shares

     Section 1.  General Voting Rights.  Every holder of the
Preferred Stock shall have two votes for each share of stock held by him, and every holder of the Common Stock shall have one vote for each share of Stock held by him, for the election of directors and upon all other matters, except as otherwise provided by these Amended Articles.

     Section 2. Voting Rights in Event of Preferred Stock Dividend Default. If and when dividends payable on the Preferred Stock shall be in default in an amount equivalent to four (4) full quarter-yearly dividends on all shares of Preferred Stock then outstanding, the holders of all shares of the Preferred Stock, voting separately as one class, shall be entitled to elect, at annual meetings of shareholders for the election of directors until such default shall have been remedied, the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Company.

     If and when all dividends then in default on the Preferred Stock then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of any special right with respect to the election of directors provided in the immediately preceding paragraph hereof, and the voting power of the Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special rights in the Preferred Stock in case of further like default or defaults in dividends thereon.

     Whenever the holders of the Preferred Stock, as a class, become entitled to elect directors of the Company, as herein provided, and a vacancy shall occur among such directors, such vacancy shall be filled by the vote of a majority of the remaining directors elected by the holders of the Preferred Stock; and in like manner whenever the holders of the Common Stock, as a class, become entitled to elect directors of the Company, as herein provided, and a vacancy shall occur among such directors, such vacancy shall be filled by the vote of a majority of the remaining directors elected by the holders of the Common Stock. In all other cases, any vacancy occurring among the directors shall be filled by the vote of a majority of the remaining directors.


                            ARTICLE 8
                         Stated Capital

     The amount of stated capital of the Company at the time of filing of these Amended Articles is at least $100,000,000.

                            ARTICLE 9
             Number and Qualifications of Directors

     Section 1. Number. The number of directors of the Company shall be not less than three, and the exact number of directors shall be specified, from time to time, in the by-laws. Subject to this limitation, the number of directors may be increased or decreased from time to time by amendment to the by-laws, but no decrease shall have the effect of shortening the term of any incumbent director. If and whenever the by-laws do not contain a provision specifying the number of directors, the number shall be eleven.

     Section 2.  Qualifications.  Directors need not be
shareholders of the Company. A majority of the directors at any time shall be citizens of the United States of America and bona fide residents and citizens of the State of Indiana.

                           ARTICLE 10
          Names, Addresses and Citizenship of Directors

     Section 1. Names and Post Office Addresses. The names and post office addresses of the members of the Board of Directors of the Company holding office at the time of the adoption of these Amended Articles are as follows:

     Name                               Address

Charles A. Barnes        P. O. Box 706            Indianapolis Indiana
Thomas W. Binford        One Indiana Square       Indianapolis Indiana
Harriet H. Capehart      445 Pine Drive           Indianapolis Indiana
Raymond E. Crandall      740 S. Alabama Street    Indianapolis Indiana
Otto N. Frenzel, III     One Merchants Plaza      Indianapolis Indiana
Louis A. Highmark        11 S. Meridian St.       Indianapolis Indiana
Ralph W. Husted          25 Monument Circle       Indianapolis Indiana
Frank E. McKinney, Jr.   101 Monument Circle      Indianapolis Indiana
John D. Phelan           500 N. Meridian Street   Indianapolis Indiana
Alfred J. Stokely        941 N. Meridian Street   Indianapolis Indiana
Joseph T. Taylor         1219 W. Michigan St.     Indianapolis Indiana
Zane G. Todd             25 Monument Circle       Indianapolis Indiana
Carl B. Vance            25 Monument Circle       Indianapolis Indiana

     Section 2. Citizenship. All such directors are citizens of the United States of America and a majority thereof are bona fide residents and citizens of the State of Indiana.

                           ARTICLE 11
                     President and Secretary

     The name and address of the President of the Company is Zane
G. Todd, 25 Monument Circle, Indianapolis, Marion County,
Indiana, and the name and address of its Secretary is Marcus E.
Woods, 25 Monument Circle, Indianapolis, Marion County, Indiana.

                           ARTICLE 12
           Provisions for Regulations of Business and
                  Conduct of Affairs of Company

     Section 1. Meetings of Shareholders. Meetings of the shareholders of the Company shall be held at such place, within or without the State of Indiana, as may be specified from time to time in the respective notices, or waivers of notice, thereof, or by the by-laws or by resolution of the shareholders or the Board of Directors. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if, prior to such action, a written consent thereto is signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

     Section 2. Meetings of Directors. Meetings of the Board of Directors of the Company, regular or special, shall be held at such place, within or without the State of Indiana, as may be specified from time to time in the respective notices, or waivers of notice, thereof, or by the by-laws. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if, prior to such action, a written consent is filed with the minutes of the proceedings of such Board or committee.

     Section 3. By-laws. The Board of Directors of the Company shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the by-laws of the Company, but the affirmative vote of a number of directors equal to a majority of the number who would constitute the full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the by-laws.

     Section 4. Executive Committee. If the by-laws of the Company, for the time being in force, so provide, the Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, designate two or more of its members to constitute an executive committee, and one or more other committees; each of which committees, to the extent provided in the resolution or by-laws and not otherwise limited by the provisions of the Act, shall have and exercise all of the authority of the Board of Directors, and shall have power to authorize the execution of, and affixation of the seal of the Company to, all papers or documents which may require it.

     Section 5. Places of Keeping of Books of Account, etc. Subject to the limitations existing by virtue of the laws of the State of Indiana, the books of account, records, documents and papers of the Company may be kept at any place or places within or without the State of Indiana. Rules governing the place or places where the books of account, records, documents and papers of the Company are to be kept may be made from time to time by the by-laws of the Company.

     Section 6. Reliance by Directors on Books of Account, etc. Each director of the Company shall be fully protected in relying in good faith upon the books of account of the Company or statements prepared by any of its officers and employees as to the value and amount of the assets, liabilities and net income of the Company, or any of such items; or in relying in good faith upon any other information pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Section 7. Provisions for Working Capital. The Board of Directors of the Company shall have power, from time to time, to fix and determine and to vary the amount to be reserved as working capital of the Company and, before the payment of any dividends, it may set aside out of the net income of the Company such sum or sums as it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends, or for repairing or maintaining any property of the Company, or for an addition to corporate surplus, or for any corporate purposes that the Board of Directors shall think conducive to the best interest of the Company, subject only to such limitations as the by-laws of the Company may impose from time to time.

     Section 8. Interest of Directors in Contracts. A director of this Company shall not in the absence of fraud be disqualified by his office from dealing or contracting with this Company either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of this Company be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or shareholder, is in any way interested in such transaction or contract, provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or confirming said contract or transaction, the interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to this Company for any profit realized by him from or through any such transaction or contract of this Company ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of this Company or of the Board of Directors or of any committee thereof which shall be ratified by a majority in interest of a quorum of the shareholders having voting power at any annual meeting or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every shareholder of this Company.

     Section 9. Indemnification of Directors and Officers. The Company may indemnify any director or officer, or former director or officer, of the Company, or any person who may serve at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, or against judgments, fines, penalties, court costs and attorney's fees, or reasonable amounts paid by him in settlement in connection with any such action, suit or proceeding, if he has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, or, in respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful; provided that no such director or officer shall be so indemnified in relation to matters as to which he shall be adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     The termination of any action, suit or proceeding by settlement, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the director or officer involved therein did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, or, in respect to any criminal action or proceeding, that he had reasonable cause to believe his conduct was unlawful.

     Any indemnification shall be made by the Company only as authorized in a specific case upon the determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

     Any such indemnification of a director or officer shall not be deemed exclusive of any other rights to which he may be entitled as a matter of law or under any other provision of these Amended Articles, or any resolution, or other authorization heretofore or hereafter adopted, after notice, by a majority vote of all the voting shares of the Company then issued and outstanding.

     Section 10. Additional Power of Directors. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Act.

     Section 11. Direction of Purposes and Exercise of Powers by Directors. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Amended Articles, shall direct the carrying out of the purposes and exercise the powers of the Company, without previous authorization or subsequent approval by the shareholders of the Company.

     Section 12. Compensation of Directors. The Board of Directors is hereby specifically authorized, in and by the by-laws of the Company, or by resolution duly adopted by such Board, to make provision for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Company may also serve the Company in any other capacity and receive compensation therefor in any form.

     Section 13. Amendments of Amended Articles. Except as otherwise expressly provided in Article 6, A, Section 4 hereof, and subject to the provisions applicable to particular series of Preferred Stock, the Company reserves the right from time to time to increase or decrease its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Amended Articles, or in any amendment hereto, or to add any provision to these Amended Articles or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Act or any amendment thereto, or by the provisions of any other applicable statute of the State of Indiana; and all rights conferred upon shareholders in these Amended Articles or any amendment hereto granted subject to this reservation.

         2.  Effect of Amended Articles of Incorporation

     These Amended Articles effectuate certain amendments of (See
Subdivision B below), and shall supersede and take the place of, the heretofore existing Amended Articles of Incorporation of the Company approved and filed in accordance with the Act on April 23, 1976.

                          SUBDIVISION B
                   MANNER OF ADOPTION AND VOTE

                       1.  Action of Directors

     The Board of Directors of the Company, at a meeting thereof, duly called, constituted and held on January 30, 1979, at which a quorum of such Board of Directors was present, duly adopted resolutions proposing to the shareholders of the Company entitled to vote in respect thereof that Article 5 and Section 1of Subdivision B of Article 6 of the Amended Articles of Incorporation of the Company approved and filed on April 23, 1976, be amended to read as set forth in these Amended Articles, and directed the submission of such amendments to vote of such shareholders at the annual meeting of shareholders to be held on April 18, 1979, to adopt or reject the same.

                   2.   Action by Shareholders

     The Shareholders of the company entitled to vote in respect of the amendments described above under the caption "Action by Directors," at the annual meeting of shareholders of the Company, duly noticed, constituted and held on April 18, 1979, at which the holders of more than a majority of the outstanding shares of both the Common Stock and the Preferred Stock of the Company were present in person or by proxy, adopted such amendments.

     The holders of the Common Stock and of the Preferred Stock were each entitled to vote separately as a class in respect of such amendments.

     The number of shares entitled to vote in respect of such amendments, the number of shares voted in favor of the adoption of such amendments, the number of shares voted against such adoption, and the percentage of the total outstanding shares voted in favor of the adoption of such amendments, and the percentage of the total outstanding shares voted against such adoption, are as follows:

                        Shares       Shares       Shares
                        Entitled     Voted        Voted    Percent   Percent
                        To Vote      In Favor     Against  In Favor  Against

Common Stock           13,061,048   10,212,105    329,053    78.19    2.52
Preferred Stock           983,976      759,991     16,872    77.24    1.71

Both Common Stock
and Preferred Stock    14,045,024   10,972,096    345,925    78.12    2.46

             3.   Compliance With Legal Requirements

     The manner of adoption of the amendments effectuated by these Amended Articles and the vote by which such amendments were adopted, constitute full legal compliance with the provisions of the Act, the Amended Articles of Incorporation of the Company in effect at the time of such adoption, and the By-Laws of the Company.

                          SUBDIVISION C
          STATEMENT OF CHANGES MADE WITH RESPECT TO THE
                  SHARES HERETOFORE AUTHORIZED

     The total number of shares of which the Company had authority to issue immediately prior to adoption of the amendments effectuated by these Amended Articles was as follows:

                                                Number of
Class                                           Authorized Shares

Preferred Stock
     of the par value of $100 per share          2,000,000

Common Stock
     without par value                          15,000,000
                                                ----------
                     Total                      17,000,000
                                                ==========
     The additional number of shares authorized by the aforesaid amendments is 5,000,000, consisting of 5,000,000 shares of Common Stock without par value, so that the total number of authorized shares of the Company following the effectiveness of such amendments is as follows:
                                                Number of
Class                                           Authorized Shares

Preferred Stock
     of the par value of $100 per share          2,000,000

Common Stock
     without par value                          20,000,000
                                                ----------
                      Total                     22,000,000
                                                ==========

     IN WITNESS WHEREOF, the undersigned officers execute these Amended Articles of Incorporation of the Company and certify to the truth of the facts herein stated, this 20th day of April, 1979.

/s/  MARCUS E. WOODS                    /s/  ZANE G. TODD
     MARCUS E. WOODS, Secretary              ZANE G. TODD, President

STATE OF INDIANA    )
                    ) SS:
COUNTY OF MARION    )


     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Indiana, certify that Zane G. Todd, President, and Marcus E. Woods, Secretary, of Indianapolis Power & Light Company, an Indiana corporation, the officers executing the foregoing Amended Articles of Incorporation, personally appeared before me, acknowledged the execution thereof and swore to the truth of the facts therein stated.

     WITNESS my hand and Notarial Seal this 20th day of April, 1979.


                         /s/  KATHLEEN M. KLOTZBIER
                              KATHLEEN M. KLOTZBIER, Notary Public

My Commission Expires:             My County of Residence is:

March 29, 1982                     MARION

(S E A L)

This instrument prepared by Marcus E. Woods, Attorney at Law
25 Monument Circle, Indianapolis, Indiana  46204


APPROVED AND FILED
April 20, 1979
EDWIN J. SIMCOX,
     Secretary of State of Indiana



ARTICLES OF AMENDMENT OF THE                    Provided by EVAN BAYH
ARTICLES OF INCORPORATION                       Secretary of State
State Form 38333 (R 3/ 1-88)                    Room 155 State House
"Approved by State Board of                     Indianapolis, Indiana 46204
Account, (Revised) 1988"                        (317) 232-6576
INSTRUCTIONS:   Use 8 1/2 x 11 inch             Indiana Code 23-1-38-1 et seg.
                white paper for inserts.        FILING FEE $30.00
                Filing requirements -
                Present original and
                one copy to address in
                upper right corner
                of this form.


                       APPROVED AND FILED
                      /s/ Joseph H. Hogsett
                        STATE OF INDIANA

              ARTICLES OF AMENDMENT OF THE AMENDED
                  ARTICLES OF INCORPORATION OF:

               INDIANAPOLIS POWER & LIGHT COMPANY

The undersigned officers of

Indianapolis Power & Light Company

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

(indicate appropriate act)

x Indiana Business Corporation Law    __  Indiana Professional Corporation
                                          Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                     ARTICLE I Amendment(s)

SECTION 1 The date of incorporation of the corporation is:
October 27, 1926

SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:
Indianapolis Power & Light Company

SECTION 3
The exact text to Article(s) 5 and new subdivision D of Article 6 of the Amended Articles of Incorporation is now as follows:

Article 5. Number of Shares. The total number of shares which the Company shall have the authority to issue is twenty-five (25,000,000) shares, consisting of two million (2,000,000) shares of the par value of one hundred dollars ($100) per share, three million (3,000,000) shares with a par value established by the Board of Directors pursuant to Article 6, Subdivision D, of these Amended articles and twenty million (20,000,000) shares without par value.

D.   Variable Class Preferred Stock (added to Article 6)

Section 1. Designation of Class, Number and Par Value of Shares. Three million (3,000,000) shares shall constitute a single class designated as the "Variable Class Preferred Stock" having the par value established by the Board of Directors in accordance with Section 3 of this Subdivision D (herein referred to as "Variable Class Preferred").

Section 2.     Variable Class Preferred Issuable in Series.  The
Variable Class Preferred may be issued from time to time in one or more series.

Section 3. Authority of the Board of Directors. The Board of Directors is vested with authority to determine and state the par value, if any, and the designations and relative preferences, limitations, voting rights, if any, and other rights of each such series of the Variable Class Preferred, subject to the limitations set forth in Article 6, Subdivision A, Section 4(e) of these Amended Articles. Before the issuance of any shares of such series, an amendment or amendments to these Amended Articles determining the terms of each such series shall be adopted and filed in accordance with laws of the State of Indiana. All shares of Variable Class Preferred of the same series shall be identical with each other in all respects.

             ARTICLE II Manner of Adoption and Vote

SECTION 1 Action of Directors:

     The Board ofDirectors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) 5 and 6 (as set forth in Article II, Section 3 hereof) of the Amended Articles of Incorporation and directing a meeting of the Shareholders, to be held on April 17, 1991, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by:  (Select appropriate paragraph)
        a)   Vote of the Board of Directors at a meeting held on January
             29, 1991, at which a quorum of such Board was present.
        b)   Written consent executed on _____________________, 19____, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

     The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph) majority vote of the holders of the outstanding shares of the Corporation's Common Stock and Cumulative Preferred Stock, each voting separately as a class:

     a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                          Common*    TOTAL     Preferred**
       SHAREHOLDERS ENTITLED TO VOTE:    17,206,630            518,895
       SHAREHOLDERS VOTEDIN FAVOR:       17,206,630            334,095
       SHAREHOLDERS VOTED AGAINST:          -0-                 14,861

     b)   Written consent executed on _________________________,
          19_____, and signed by all such Shareholders.

SECTION 3 Compliance with Legal Requirements.

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained are true this 17th day of April, 1991.

Current Officer's Signature                  Officer's Name Printed
/s/ Marcus E. Woods                          Marcus E. Woods

Officer's Title
Vice President, Secretary and General Counsel

* All the Common Stock of the Corporation are owned by its parent, IPALCO Enterprises, Inc.

** Of the 518,985 shares of Cumulative Preferred Stock outstanding: 406,353 shares were present in person and by proxy, constituting a quorum. Each share is entitled to two votes. In addition to shares voted in favor of and against the proposed amendment, 19,705 shares abstained and 37,692 did not vote on that issue.


ARTICLES OF AMENDMENT OF THE                   SUE ANNE GILROY
ARTICLES OF INCORPORATION                      SECRETARY OF STATE
State Form 38333 (R7 / 4-95)                   CORPORATIONS DIVISION
Approved by State Board of Accounts 1995       302 W. Washington St.,
                                               Rm. E018
INSTRUCTIONS:   Use 8 1/2" x 11" white paper   Indianapolis, IN  46204
                for inserts.                   Telephone:  (317) 232-6576
                Present original and one copy
                to address in upper right
                hand corner of this form.      Indiana Code 23-1-38-1 et seq.
                PLEASE TYPE or PRINT           Filing Fee:  $30.00

                       APPROVED AND FILED
                   INDIANA SECRETARY OF STATE

                  ARTICLES OF AMENDMENT OF THE
                  ARTICLES OF INCORPORATION OF:

Name of Corporation
Indianapolis Power & Light Company

The undersigned officers of:
Indianapolis Power & Light Company
(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: (indicate appropriate act)

x    Indiana Business Corporation Law   __  Indiana Professional
                                            Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Amended Articles of Incorporation, certify the following facts:

                     ARTICLE I Amendment(s)

SECTION 1 The date of incorporation of the Corporation is:
October 27, 1926

SECTION 2 The name of the Corporation following this amendment to the Articles of Incorporation is:
Indianapolis Power & Light Company

SECTION 3
The exact text to Article 6A, Section 4 of the Amended Articles of Incorporation is now as follows:


See Attached.
SECTION 4 Date of each amendment's adoption:
Board of Directors - July 29, 1997      Shareholders - October 9,
1997
                 (Continued on the reverse side)

             ARTICLE II Manner of Adoption and Vote

Strike inapplicable section:

_____     SECTION 1 This amendment was adopted by the Board of
Directors or incorporators and shareholder action was not required.

X    SECTION 2 The shareholders of the Corporation entitled to
vote in respect to the amendment adopted the proposed amendment.
The amendment was adopted by:

     A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

_____          Shares entitled to vote         17,206,630*       518,985**
_____          Number of shares represented
               at the meeting                  17,206,630        418,417
_____          Shares voted in favor           17,206,630        415,337
_____          Shares voted against.              -0-              2,716
_____          Shares abstained                   -0-                364

     B. Written consent executed on ___________________, 19___ and signed by all such shareholders.

        SECTION III    Compliance with Legal Requirements

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Amended Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained herein are true, this 9th day of October, 1997.

Signature of current officer                 Printed name of officer
/s/ Bryan G. Tabler                          Bryan G. Tabler

Officer's Title
Senior Vice President, Secretary and General Counsel

* Common Stock. All the common stock of the corporation is owned by its parent, IPALCO Enterprises, Inc.

**      Preferred Stock.    Each shares of preferred stock is
        entitled to two votes.




                                             Indianapolis Power &
                                             Light Company
                                             Articles of Amendment

                           ARTICLE 6A


     Section 4.  General Provisions Applicable to Preferred
Stock.  The following provisions shall apply to all the Preferred
Stock of the Company irrespective of series:

     (a) Dividends. The Preferred Stock of each series shall be entitled, in preference to the Common Stock, to receive dividends at, but not exceeding, the dividend rate fixed for such series and expressed in the certificates therefor, payable quarter-yearly, when and as declared by the Board of Directors, out of the surplus earnings or net profits or surplus paid in in cash of the Company, on the first days of January, April, July and October in each year. Such dividends shall be cumulative from and after the date of issue in the case of the first 100,000 shares of Preferred Stock issued by the Company, and, in the case of all additional shares of Preferred Stock issued, such dividends shall be cumulative from the quarterly dividend payment date on or next preceding the date on which they shall have been issued, except that, if so determined by the Board of Directors, another date may be fixed therefor.

     If, at the time of the issue of additional shares of Preferred Stock, dividends upon the shares of Preferred Stock at the time outstanding shall not then have been paid or declared and set apart for payment at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the beginning of the then current dividend period, no dividend shall be declared or paid on the additional shares of Preferred Stock issued at such date until all such dividends in arrears shall have been paid or declared and set apart for payment as aforesaid and none of the provisions hereof shall be deemed to prevent the declaration and payment of such dividends in arrears without a declaration or payment of dividends on the additional shares so issued.

     If at any time the payment of dividends to any particular holder of record of outstanding shares of Preferred Stock would require the payment of a sum which would include a fraction of a cent, then the Company may pay to such shareholder of record the next higher integral amount in cents.

     When dividends upon all shares of Preferred Stock then outstanding at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the end of the current dividend period shall have been paid or declared and set apart for payment, the Board of Directors in its discretion may declare dividends on the Common Stock of the Company out of the surplus earnings or net profits or surplus paid in in cash of the Company, and no holders of any shares of Preferred Stock, as such, shall be entitled to share therein.

     Unless dividends on all outstanding shares of Preferred Stock, at the fixed dividend rate from the date or dates after which dividends on said shares became cumulative to the end of the current dividend period shall have been paid or declared and set apart for payment, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the Company.

     (b) Liquidation. Upon any voluntary liquidation, dissolution or winding up of the Company, the Preferred Stock of each series shall be entitled, before any distribution shall be made to the holders of the Common Stock, to be paid the full preferential amount fixed by the Board of Directors for such series as herein authorized, and, in the event of involuntary liquidation, dissolution or winding up of the Company, the Preferred Stock of each series shall be entitled to be paid the sum of $100 per share plus an amount which shall be equal to the dividends accrued and unpaid thereon; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably in all assets of the Company remaining after payment to the holders of the Preferred Stock, of the full preferential amounts aforesaid. If upon such liquidation, dissolution or winding up of the Company, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed among the holders of the Preferred Stock, then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled.

     As used herein, the expression "dividends accrued or in arrears" means, in respect of each share of the Preferred Stock, an amount equal to simple interest upon the sum of $100 per share at the annual rate equal to the dividend rate fixed for such series from the date from which dividends thereon commenced to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore paid or declared and set apart for payment in respect thereof.

     Nothing in this subsection (b) shall be deemed to prevent the redemption of Preferred Stock in any manner permitted by the next succeeding subsection (c).

     A consolidation or merger of the Company with any other corporation or corporations shall not be regarded as a liquidation, dissolution or winding up of the Company within the meaning of this subsection (b), providing that such consolidation or merger does not materially impair the rights and preferences of the Preferred Stock.

     (c) Redemption. The Company, by action of its Board of Directors, may redeem the whole or any part of the Preferred Stock or of any series thereof, at any time or from time to time, at a price for each series thereof equal to the par value thereof, plus a premium of such additional amount per share, if any, as shall have been fixed as payable in case of redemption in respect of such series and expressed in the certificates therefor, together with the amount of all dividends accrued or in arrears thereon to the date fixed for redemption. At least thirty (30) days and not more than ninety (90) days prior to the date fixed for such redemption, notice of such redemption shall be mailed to the holders of record of the shares of the Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the Company.

      In case of the redemption of a part only of the Preferred Stock at the time outstanding, the Company shall select by lot, or in such other manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Preferred Stock shall be redeemed from time to time.

     If such notice of redemption shall have been duly given as hereinbefore provided and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, that the Company may, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice and, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, the City of New York, or of the State of Illinois, doing business in the City of Chicago, having capital, surplus and undivided profits aggregating at least $2,000,000, designated in such notice of redemption, and upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest.

     Nothing herein contained shall limit any legal right of the Company to purchase or otherwise acquire any shares of the Preferred Stock.

     (d) Limitation Upon Issue of Parity Preferred Stock or Merger or Consolidation. So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least a majority of the total number of shares of the Preferred Stock then outstanding;

               (i)  create or authorize any class of
          stock ranking on a parity with the Preferred
          Stock, or create or authorize any obligation or security convertible into shares of stock of any such class; or

               (ii) merge or consolidate with or into
          any other corporation or corporations.

     (e) Limitation Upon Issue of Prior Preferred Stock or Amendment of Preferred Stock. So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of the Preferred Stock then outstanding:

               (i)  create or authorize any class of
          stock ranking prior to the Preferred Stock, or create or authorize any obligation or security convertible into shares of stock of any such class; or

               (ii) amend, alter, change or repeal any of the express terms of the Preferred Stock then outstanding in a manner prejudicial to the holder thereof.

     (f)  Net Income Limitation Upon Issue of Preferred Stock.
So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent (given by the vote at a meeting called for that purpose) of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, issue any shares of Preferred Stock in addition to the first 100,000 shares of the Preferred Stock issued by the Company, unless the net income of the Company applicable to the payment of interest on the funded debt of the Company and the dividends on the Preferred Stock for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of Preferred Stock shall be issued, shall have been at least one and one-half times the aggregate of the interest on the funded debt of the Company for a twelve months' period and the dividend requirements for a twelve months' period upon the entire amount of the Preferred Stock then outstanding and such additional shares of the Preferred Stock proposed to be issued.


ARTICLES OF AMENDMENT OF THE                 SUE ANNE GILROY
ARTICLES OF INCORPORATION                    SECRETARY OF STATE
State Form 38333 (R7 / 4-95)                 CORPORATIONS DIVISION
Approved by State Board of Accounts 1995     302 W. Washington St., Rm. E018
INSTRUCTIONS:   Use 8 1/2" x 11" white paper
  Indianapolis, IN  46204
                for inserts.
                Present original and one     Telephone:  (317) 232-6576
                copy to address in upper     Indiana Code 23-1-38-1 et seq.
                right hand corner of
                this form.                   Filing Fee: $30.00
                Please TYPE or PRINT

                       APPROVED AND FILED
                   INDIANA SECRETARY OF STATE

                  ARTICLES OF AMENDMENT OF THE
                  ARTICLES OF INCORPORATION OF:

Name of Corporation
Indianapolis Power & Light Company

The undersigned officers of:
Indianapolis Power & Light Company
(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: (indicate appropriate act)

x    Indiana Business Corporation Law   __  Indiana Professional
                                            Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Amended Articles of Incorporation, certify the following facts:

                     ARTICLE I Amendment(s)

SECTION 1 The date of incorporation of the Corporation is:
October 27, 1926

SECTION 2 The name of the Corporation following this amendment to the Articles of Incorporation is:
Indianapolis Power & Light Company

SECTION 3
The exact text to Article 6A, Section 5 of the Amended Articles of Incorporation is now as follows:


See attached Exhibit "A".

SECTION 4 Date of each amendment's adoption:
November 25, 1997
                 (Continued on the reverse side)

             ARTICLE II Manner of Adoption and Vote

Strike inapplicable section:

X    SECTION 1 This amendment was adopted by the Board of
Directors or incorporators and shareholder action was not required.

____ SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment.
The amendment was adopted by:

     A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

_____          Shares entitled to vote
_____          Number of shares represented
          at the meeting
_____          Shares voted in favor
_____          Shares voted against
_____          Shares abstained

     B.   Written consent executed on ___________________, 19___
     and signed by all such shareholders.

        SECTION III    Compliance with Legal Requirements

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Amended Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained herein are true, this 8th day of January, 1998.

Signature of current officer                 Printed name of officer
/s/ Bryan G. Tabler                          Bryan G. Tabler

Officer's Title
Senior Vice President, Secretary and General Counsel

                           EXHIBIT "A"

                      ARTICLES OF AMENDMENT
               INDIANAPOLIS POWER & LIGHT COMPANY


     Section 5. (a) The Company hereby classifies 500,000 shares of its Cumulative Preferred Stock as a series of such Cumulative Preferred Stock, which shall be designated as `5.65% Cumulative Preferred Stock' consisting of 500,000 shares of the par value of $100.00 per share.

     (b) The relative rights, preferences, limitations and restrictions of the shares of such 5.65% Cumulative Preferred Stock, in the respect in which the shares of such series may vary from shares of other series of the Cumulative Preferred Stock, shall be, and hereby are, fixed and determined to be as follows:

     (i) The annual dividend rate for such series shall be 5.65%, and the date from which dividends thereon shall accrue
shall be the date of original issuance thereof.   If, prior to 18
months after the date of the original issuance of the 5.65% Cumulative Preferred Stock, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), certain adjustments may be made in respect of the dividends payable by the Company, and Post Declaration Date Dividends and Retroactive Dividends (as such terms are defined below) may become payable, as described below.

     The amount of each dividend payable (if declared) per share of 5.65% Cumulative Preferred Stock for dividend payments made on or after the effective date of such change in the Code will be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                    1- .35(1- .70)
                    1- .35(1- DRP)

     For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50.
No amendment to the Code, other than a change in the percentage of the dividends-received deduction set forth in section 243(a)(1) of the Code or any successor provision thereto, will give rise to an adjustment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on the 5.65% Cumulative Preferred Stock, then such amendment will not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation. The Company's calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Company, shall be final and not subject to review absent manifest error.

     Notwithstanding the foregoing, if any such amendment to the Code is enacted after the dividend payable on a dividend payment date has been declared but before the dividend has been paid, the amount of the dividend payable on such dividend payment date will not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Company on such dividend payment date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividend-Received Percentage applicable to the dividend in question and .50) over
(y) the dividend paid by the Company on such dividend payment date, will be payable (if declared) to the holders of 5.65% Cumulative Preferred Stock on the record date applicable to the next succeeding dividend payment date or, if the 5.65% Cumulative Preferred Stock is called for redemption prior to such record date, to holders of 5.65% Cumulative Preferred Stock on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date.

     If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a dividend payment date as to which the Company previously paid dividends on the 5.65% Cumulative Preferred Stock (each, an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Retroactive Dividends") to holders of 5.65% Cumulative Preferred Stock on the record date applicable to the next succeeding dividend payment date (or, if such amendment is enacted after the dividend payable on such dividend payment date has been declared, to holders of 5.65% Cumulative Preferred Stock on the record date following the date of enactment) or, if the 5.65% Cumulative Preferred Stock is called for redemption prior to such record date, to holders of 5.65% Cumulative Preferred Stock on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and .50 applied to each Affected Dividend Payment Date) over (y) the sum of the dividend paid by the Company on each Affected Dividend Payment Date. The Company will only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Company receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend payable on an Affected Dividend Payment Date for the 5.65% Cumulative Preferred Stock, then such amendment will not result in the payment of Retroactive Dividends with respect to such Affected Dividend Payment Date. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

     Notwithstanding the foregoing, no adjustment in the dividends payable by the Company shall be made, and no Post Declaration Date Dividends or Retroactive Dividends shall be payable by the Company, in respect of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the 5.65% Cumulative Preferred Stock that reduces the Dividends-Received Percentage.

     In the event that the amount of dividends payable per share of the 5.65% Cumulative Preferred Stock is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Company will give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to the holders of 5.65% Cumulative Preferred Stock;


     (ii)    The  5.65%  Cumulative  Preferred  Stock  shall   be
redeemable at a price of $100.00 per share on or after January 1, 2008, together with an amount equal to all dividends accumulated and unpaid to the date fixed for redemption;

     (iii)   The  amount  payable to the  holders  of  the  5.65%
Cumulative Preferred Stock upon the voluntary liquidation, dissolution or winding up of the Company shall be the redemption price per share in effect at the time of such voluntary liquidation, dissolution or winding up, and upon the involuntary liquidation, dissolution or winding up of the Company shall be $100.00 per share, together with a sum, in each case, equal to all dividends accumulated and unpaid to the date fixed for the payment of such distributive amounts;

     (iv) There shall be no sinking fund or preemptive rights for the purchase or redemption of the shares of such series;

     (v) There shall be no right of conversion of the shares of such series into shares of Common Stock or other junior stock of the Company;

     (vi) The maximum number of shares of such series issuable shall be 500,000.